A



       As filed with the Securities and Exchange Commission on January 2, 1997
                                                      Registration No. 333-14439
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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                        -------------------------------------
                            POST-EFFECTIVE AMENDMENT NO. 1
                                          TO
                                       FORM S-4
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933


                        -------------------------------------
                           COMMUNITY FIRST BANKSHARES, INC.
                (Exact name of registrant as specified in its charter)

    DELAWARE                           6022                     46-0391436
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

                                   520 Main Avenue
                           Fargo, North Dakota   58124-0001
                                    (701) 298-5600
                 (Address, including zip code, and telephone number,
           including area code, of registrant's principal executive office)


                        -------------------------------------
                                 Donald R. Mengedoth
                                      President
                           Community First Bankshares, Inc.
                                   520 Main Avenue
                           Fargo, North Dakota   58124-0001
                                    (701) 298-5600
              (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)


                        -------------------------------------
                                      Copies to:
    Patrick Delaney, Esq.                             John W. Low
    Martin R. Rosenbaum, Esq.                         Sherman & Howard L.L.C.
    Lindquist & Vennum P.L.L.P.                       633 Seventeenth Street
    4200 IDS Center                                   Suite 3000
    80 South 8th Street                               Denver, Colorado 80202
    Minneapolis, Minnesota 55402                      Telephone: (303) 297-2900
    Telephone:  (612) 371-3211

    Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.
    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box./ /

                           CALCULATION OF REGISTRATION FEE

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

                                                        Proposed               Proposed
                                                        Maximum                Maximum
Title of Each Class of            Amount to be        Offering Price           Aggregate                Amount of
Securities to be Registered       Registered(1)         Per Share(2)           Offering Price(2)        Registration Fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value      5,172,103 shares    Not Applicable           Not Applicable           $35,717(2)(3)
-------------------------------------------------------------------------------------------------------------------------
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

(1) Represents the maximum number of shares issuable upon consummation of the Merger described in the Registration Statement, based upon the maximum number of outstanding shares of Mountain Parks Financial Corp. ("Mountain Parks") as of the Effective Time of the Merger and a conversion ratio of
    1.275 shares of Common Stock of Community First Bankshares, Inc. to be exchanged for each share of Mountain Parks common stock.
(2) Pursuant to Rule 457(f)(1), the fee was calculated based on the market value of the shares of Mountain Parks Common Stock to be cancelled in the Merger, based upon the average of the high and low sale prices of Mountain Parks Common Stock as reported on the Nasdaq National Market on October 14, 1996, resulting in an aggregate market value of $117,864,450.
(3) Previously paid.
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


    Community First Bankshares, Inc. hereby amends this Registration Statement (No. 333-14439) by increasing the number of shares of Common Stock, $.01 par value, to be included by 1,275 shares. No additional filing fee is required.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fargo and the State of North Dakota, on this 2nd day of January, 1997.

                                            COMMUNITY FIRST BANKSHARES, INC.


                                            By:/s/ Mark A. Anderson
                                               -------------------------------
                                               Mark A. Anderson
                                               Executive Vice President, Chief
                                               Financial Officer, Secretary and
                                               Treasurer

    Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed below on the 2nd day of January, 1997, by the following persons in the capacities indicated.

Signature                                        Title
---------                                        -----

            *                          President, Chief Executive Officer,
----------------------------------
    Donald R. Mengedoth                Chairman of the Board of Directors and
                                       Director (principal executive officer)

/s/ Mark A. Anderson                   Executive Vice President, Chief
----------------------------------
    Mark A. Anderson                   Financial Officer, Secretary and
                                       Treasurer (principal financial and
                                       accounting officer)

                *                      Director
----------------------------------
    Patricia A. Adam

                *                      Director
----------------------------------
    James T. Anderson

                *                      Director
----------------------------------
    Patrick E. Benedict

                *                      Director
----------------------------------
    Patrick Delaney

                *                      Director
----------------------------------
    John H. Flittie

                *                      Director
----------------------------------
    Cargill MacMillan, Jr.

                *                      Director
----------------------------------
    Dean E. Smith

                *                      Director
----------------------------------
    Thomas C. Wold

                *                      Director
----------------------------------
    Harvey L. Wollman

*By:/s/ Mark A. Anderson
    ------------------------------
    Mark A. Anderson
    Attorney-In-Fact
                                          3